SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2003

RURAL CELLULAR CORPORATION (Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-27416	41-1693295

(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Former Name or Former Address, if Changed Since Last Report

Item 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EX-99.1 Press Release

Item 5. OTHER EVENTS

On December 23, 2003, Rural Cellular Corporation, a Minnesota corporation (the “Company”), was informed that its Class A Common Stock had been approved for listing on The Nasdaq National Market. The Company expects the move from the Over-The-Counter Bulletin Board to The Nasdaq National Market to be effective at the opening of regular trading on Tuesday, December 30, 2003. The Company’s Common Stock will continue to trade under the symbol RCCC.

A copy of a press release announcing the listing is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS

99.1 Rural Cellular Corporation, Inc. press release issued December 29, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION

/s/ Richard P. Ekstrand Richard P. Ekstrand President and Chief Executive Officer

Date: December 30, 2003